Exhibit 5.1

June 12, 2018

Achieve Life Sciences, Inc.
1001 W. Broadway, Suite 400

Vancouver, BC V6H 4B1

Gentlemen/Ladies:

We have acted as counsel to Achieve Life Sciences, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (File No. 333-224840) filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2018, and each amendment thereto (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of up to (i) 216,452 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and a warrant to purchase half of one share of Common Stock; (ii) 8,000 Class B Units (the “Class B Units” and together with the Class A Units, the “Units”), with each Class B Unit consisting of one share of the Company’s Series A convertible preferred stock, par value $0.001 per share (“Series A Preferred Stock”), and a warrant to purchase a number of shares of Common Stock equal to $1,000 divided by the conversion price of the Series A Preferred Stock, with each Class B Unit to be offered to the public at an offering price of $1,000 per Class B Unit; (iii) shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock and (iv) shares of Common Stock issuable upon exercise of the warrants (the “Warrant Shares”) issued under each of the Class A Units and the Class B Units (each a “Warrant” and together the “Warrants”) ((i) through (iv) collectively, the “Securities”). The Units are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Ladenburg Thalmann & Co., Inc.. The Securities are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s certificate of incorporation, as amended (the “Certificate”) and bylaws (the “Bylaws”), certain corporate proceedings of the Company’s board of directors (the “Board”) and stockholders relating to the Registration Statement and the Prospectus, the Series A Certificate of Designation, the Warrant, the Underwriting Agreement and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.

Based upon, and subject to, the foregoing, we are of the opinion that:

Achieve Life Sciences, Inc.

1.	The shares of Common Stock included in the Class A Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.

The shares of Series A Preferred Stock included in the Class B Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

3.	The shares of Common Stock, when issued upon conversion of the shares of Series A Preferred Stock, will be validly issued, fully paid and non-assessable.

4.	The Warrants, when issued as set forth in the Registration Statement will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	The Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.  In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters.  This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

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Achieve Life Sciences, Inc.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP